As filed with the Securities and Exchange Commission on June 9, 2006.

Registration No. 333-________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Probe Manufacturing, Inc.

------------

(Exact Name of Registrant as Specified in its Charter)

PROBE MANUFACTURING, INC.

(Exact name of issuer as specified in its charter)

NEVADA                                              20-2675800

(State or other jurisdiction                                (I.R.S. Employer

of incorporation or organization)                            Identification No.)

3050 Pullman Street, Costa Mesa, CA        92626

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (714) 424-2960

Director’s Compensation

---------------

(Full title of the Plan)

Reza Zarif

Chief Executive Officer

Probe Manufacturing, Inc.

3050 Pullman Street

Costa Mesa, California 92626

(714) 424-2960

(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

                       Proposed

Title of          Maximum

Proposed

Securities      to be  Amount to be

Offering Price Aggregate

  Amount of

Registered     Registered (1)

Per Share(2)     Offering Price  Registration Fee

----------------  ------------

----------------  --------------  -----------------

Common Stock       500,000

$0.10              $50,000

$5.35

----------------  ------------

----------------  --------------  -----------------

(1)Pursuant  to  Rule 416(a) of the Securities Act of 1933, as amended (the "Act"),

this  registration  statement  shall  be deemed to cover additional securities that may  be  offered  or  issued to prevent dilution resulting from stock splits, stock dividends  or  similar  transactions.

(2)  Estimated  solely  for  the  purpose  of  calculating  the  registration  fee pursuant  to  Rule  457(c)  on  the  basis  of  the  average  of  the  high and low prices  of  the  common  stock  of  the  Registrant  as  traded  in  the  over-the counter  market  and  reported  on  the  OTC  Electronic  Bulletin  Board  of  the

National  Association  of  Securities  Dealers  on  June 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

ITEM  1.  PLAN  INFORMATION.

Pursuant to the Note to Part I of the Form S-8, the information required by Part

I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

The  Registrant  will  provide without charge to each person to whom a copy of a Section  10(a)  Prospectus  hereunder  is  delivered,  upon  the oral or written request of such person, a copy of any document incorporated in this Registration Statement  by  reference.  Requests  for  such information should be directed to Probe Manufacturing,  Inc.,  3050 Pullman Street, Costa Mesa, California 92626.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The  following  are  hereby  incorporated  by  reference:

(a)  The  Registrant's  Annual  Report  on Form 10-KSB for the fiscal year ended December  31,  2005, as amended, filed pursuant to Section 13(c) or 15(d) of then Securities  Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act");

(b)  All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the  Exchange  Act  since  the end of the fiscal year covered by the Form 10-KSB referred  to  in  (a)  above.

ITEM 4. DESCRIPTION OF SECURITIES.

The Registrant is authorized to issue 200 million shares of common stock, $0.001 par  value,  and  10  million  shares  of  preferred  stock,  $0.001  par value.

Voting  Rights.  Holders  of  shares  of common stock are entitled to one vote a share  on  all matters submitted to a vote of the shareholders. Shares of common stock  do  not  have cumulative voting rights, which means that the holders of a majority  of  the shareholder votes eligible to vote and voting for the election of  the  board  of  directors  can  elect all members of the board of directors.

Dividend  Rights.  Holders  of  record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the  company  legally  available  therefore.

Liquidation  Rights.  Upon  any  liquidation,  dissolution  or winding up of the company,  holders of shares of common stock are entitled to receive pro rata all of  the  assets  of the company available for distribution to shareholders after distributions  are  made  to  the  holders  of  the  company's  preferred stock.

Preemptive  Rights. Holders of common stock do not have any preemptive rights to subscribe  for  or to purchase any stock, obligations or other securities of the company.

Dissenters'  Rights.  Under  current  Nevada  law,  a  shareholder  is  afforded dissenters'  rights  which,  if  properly  exercised, may require the company to purchase  his  shares.  Dissenters'  rights  commonly  arise  in  extraordinary transactions  such  as:

*  mergers,

*  consolidations,

*  reorganizations,

*  substantial  asset  sales,

*  liquidating  distributions,  and

*  certain  amendments  to  the  Registrant's  certificate  of  incorporation.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

No  expert  or  counsel  will receive a direct or indirect interest in the small business  issuer  or  was  a  promoter, underwriter, voting trustee, director or officer  or  employee  of  registrant.  Nor  does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and  specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

The Nevada  Revised Statute  generally  provides  that:

A corporation may indemnify an individual made a party to a proceeding because he is  or  was  a  director,  against  liability incurred in the proceeding if:

(a)  his conduct  was  in  good  faith;  and

(b)  he reasonably  believed  that  his  conduct was in, or not opposed to, the corporation's best  interests;  and

(c)  in the case  of  any  criminal  proceeding, he had no reasonable cause to believe his  conduct  was  unlawful.

Unless limited by its articles of incorporation, a corporation shall indemnify a director  who  was successful, on the merits or otherwise, in the defense of any proceeding,  or in the defense of any claim, issue, or matter in the proceeding, to  which  he  was  a  party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim  with  respect  to  which  he  has  been  successful.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS.

Exhibit  No.  Description

-------------------------

5.1  Opinion  of  Catherine Basinger,  Esq.

23.1  Consent  of  Auditor

23.2  Consent  of  Counsel  (included  in  Exhibit  5.1).

99.1  Resolution of Board of Directors

ITEM  9.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

1.  To  file, during any period in which it offers or sells securities are being made,  a  post-effective  amendment  to  this  registration  statement  to:

(i)  Include  any additional or changed material information with respect to the plan  of  distribution.

2.  For  determining  liability  under  the  Securities  Act  of 1933, that each post-effective  amendment  as  a  new  registration  statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide  offering  .

3.  File  a  post-effective  amendment  to  remove  from registration any of the securities  that  remain  unsold  at  the  end  of  the  offering.

For  determining  any  liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in  reliance  upon  Rule  430A  and contained in form of prospectus filed by the

Registrant  under  Rule  424(b)(1), or (4) or 497(h) under the Securities Act as part  of  this  registration statement as of the time the Commission declared it effective.

For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective  amendment  that  contains  a  form  of  prospectus  as  a  new registration statement for the securities offered in the registration statement,

and  that  offering  of  the  securities  at  that time as the initial bona fide offering  of  those  securities.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities Act of 1933, the Registrant

certifies  that  it  has  reasonable grounds to believe that it meets all of the requirements  for  filing  on  Form  S-8  and  has duly caused this registration statement  to  be  signed  on  its  behalf  by  the  undersigned, thereunto duly authorize,  in  the  City of Costa Mesa , State of California, on June 9, 2006.

PROBE MANUFACTURING,  INC.

                   By:  /s/  Reza Zarif

                        ------------------

                        Reza Zarif

                        Chief  Executive  Officer

Pursuant  to  the  requirements of the Securities Act of 1933, this registration statement  has been signed by the following persons in the capacities and on the date  indicated:

         Signature               Title

Date

------------------             ----------

----

/s/  Reza Zarif

Chief  Executive  Officer

June 9, 2006

------------------

Reza Zarif

/s/Barrett  Evans

Director/Chairman of the Board

June 9, 2006

-----------------

Barrett  Evans

/s/ Kambiz Mahdi

Director

June 9, 2006

------------------------

Kambiz Mahdi

/s/  Jeffrey Conrad

  Director

June 9, 2006

------------------------

Jeffrey Conrad